Exhibit 23.2



                        CONSENT OF INDEPEDENT APPRAISER


      We hereby consent to the use of our firm's name in the applications for conversion of Landis Savings Bank, SSB (the "Savings Bank"), Landis, North Carolina, and any amendments thereto, filed with the Administrator of the Division of Savings Institutions, North Carolina Department of Commerce (the "Administrator"), and the Federal Deposit Insurance Corporation, and the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, the Acquisition Application filed with the Administrator, and the holding company application filed with the Board of Governors of the Federal Reserve System by BOC Financial Corp. We also hereby consent to the inclusion of summaries of and references to our appraisal report, including updates, and our opinion concerning subscription rights in such filings and the Proxy Statement of the Savings Bank.



                                       THE MERITAS GROUP, INC.

Chapel Hill, North Carolina
December 10, 1997